UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2011

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 5.02(e) below is incorporated by reference herein.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 11, 2011, the Compensation Committee of the Board of Directors of QuickLogic Corporation (the “Company”) established the target bonuses and performance objectives under the Company’s 2005 Executive Bonus Plan (the “Plan”) for 2011. The Plan, as amended, was filed in a current report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007. Target bonus compensation is dependent upon the Company’s achievement of the new product revenue, new product penetration and non-GAPP operating income profit objectives for the year as set forth in the Company’s Annual Operating Plan for participants to earn any bonus. Annual non-GAAP operating income profit goals must be achieved in order for bonuses to be paid. Quarterly progress payments may be made only in the event that the Company’s non-GAAP operating income is greater than $0 after taking into consideration payment of quarterly bonus amounts to all Plan participants. Bonuses may range from 0% to 100% of the target annual bonus amounts. The Chief Executive Officer’s target bonus for 2011 is currently 50% of his annual base salary and each of the other participants has a target bonus for 2011 currently equal to 35% to 48% of his/her annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	QuickLogic Corporation

/s/ Andrew J. Pease
Andrew J. Pease President and Chief Executive Officer

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